UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 28, 2013

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On August 28, 2013, Hornbeck Offshore Transportation, LLC, or HOT, a wholly-owned subsidiary of Hornbeck Offshore Services, Inc., or the Company, closed the sale of substantially all of the assets and business of its Downstream segment’s tug and tank barge fleet to Genesis Marine, LLC, or Genesis Marine, for $230 million in cash. The sale was pursuant to a previously disclosed asset purchase agreement, or the Purchase Agreement, dated July 22, 2013. The Company received approximately $224 million in proceeds, net of expenses and estimated cash taxes, from this transaction, which will be used for general corporate purposes that may include retirement of debt or funding for the acquisition, construction or retrofit of vessels. The Downstream vessels sold to Genesis Marine comprised Hornbeck’s active fleet of nine ocean-going tugs and nine double-hulled tank barges.

In connection with the closing, certain affiliates of HOT and Genesis Marine entered into transition service agreements in order to ensure a smooth transition of operations and services for both employees and customers.

As previously disclosed, in connection with the execution of the Purchase Agreement, the Company entered into a guaranty agreement whereby it agreed to guarantee the performance of the obligations of HOT and certain of its affiliates under the Purchase Agreement and the other agreements contemplated thereby, including the transition service agreements. Similarly, in connection with the execution of the Purchase Agreement, Genesis Energy, L.P., the parent company of Genesis Marine, entered into a guaranty agreement whereby it agreed to guarantee the performance of the obligations of Genesis and certain of its affiliates under the Purchase Agreement and the other agreements contemplated thereby, including the transition service agreements.

J.P. Morgan Securities LLC acted as exclusive financial advisor to the Company with respect to this transaction.

The foregoing description does not purport to be a complete discussion of the Purchase Agreement and other agreements completed thereby and is qualified in its entirety by the complete text of the Purchase Agreement, a copy of which is referenced as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01 – Other Events

On August 29, 2013, the Company issued a press release announcing the completion of the sale of its Downstream Segment. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On August 30, 2013, the Company announced that, on Wednesday, August 28, 2013, it had commenced its offer to exchange any and all of the $450,000,000 aggregate principal amount of its outstanding 5.000% Series A Senior Notes due 2021 (CUSIPs 440543 AP 1 and U44070 AE 7), which were issued in a private placement and sold in accordance with Rule 144A or Regulation S under the Securities Act of 1933, for an equal aggregate principal amount of its 5.000% Series B Senior Notes due 2021 (CUSIP 440543 AQ 9). A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement dated as of July 22, 2013, between Hornbeck Offshore Transportation, LLC and Genesis Marine, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 25, 2013).*

99.1	Press Release, dated August 29, 2013.

99.2	Press Release, dated August 30, 2013.

*	Schedules and exhibits to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: August 30, 2013	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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